Exhibit 23.1

MOORE & ASSOCIATES, CHARTERED
 ACCOUNTANTS AND ADVISORS
    PCAOB REGISTERED


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use, in the registrations statement on Form SB2 of Revive-It Corp., of our report dated August 6, 2007 on our audit of the financial statements of Revive-It Corp. as of June 30, 2007, and the related statements of operations, stockholders' equity and cash flows through June 30, 2007 and for the period then ended, and the reference to us under the caption "Experts."



/s/ Moore & Associates, Chartered
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Moore & Associates Chartered
Las Vegas, Nevada
August 6, 2007



            2675 S. Jones Blvd. Suite 109, Las Vegas, NV 89146 (702)
                          253-7499 Fax (702) 253-7501